UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2021

ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 Layton Avenue, 12th Floor Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 728-7030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(c)          Appointment of Executive Officers

On July 20, 2021, the board of directors of ModivCare Inc. (the “Company”) appointed Jonathan B. Bush as Senior Vice President, General Counsel and Secretary of the Company, and Kenneth Shepard as Vice President, Chief Accounting Officer of the Company.

Mr. Bush, who is 52 years old, has over two decades of in-house and law firm experience in mergers and acquisitions, securities regulation, corporate finance, corporate governance, private equity, restructurings, healthcare regulation, and compliance. Prior to his promotion, Mr. Bush served as the Company’s Vice President, Deputy General Counsel and Assistant Secretary since November 2019. Previously, from August 2018 to October 2019, he was Vice President, Corporate Development and Deputy General Counsel at BioSrip, Inc., an independent provider of infusion and home care management solutions, and prior to then he held a variety of corporate transaction-oriented roles at the private law firms of PilieroMazza PLLC, Dechert LLP, Schulte Roth & Zabel LLP, and Cravath, Swaine & Moore LLP, and in-house at Goldman, Sachs & Co., a global financial institution that delivers a broad range of financial services across investment banking, securities, investment management and consumer banking to its clients. In anticipation of and in connection with his promotion, the Compensation Committee of the board of directors (the “Compensation Committee”), on July 19, 2021, authorized an increase in Mr. Bush’s (i) annual base salary to $330,000, (ii) short-term incentive bonus target opportunity to 50% of his adjusted base salary, and (iii) long-term equity incentive plan award target opportunity to 50% of his adjusted base salary. The Compensation Committee also then determined to make in respect of the promotion equity grants under the Company’s 2006 Long‐Term Incentive Plan, as amended (the “Plan”), commensurate with his new role and responsibilities, as follows: (i) 221 restricted stock units (“RSUs”), with such number determined based on the closing price of the Company’s common stock as listed on the Nasdaq Stock Market on the grant date, and (ii) an incentive stock option to acquire up to 718 shares of common stock with an exercise price equal to the closing price of the Company’s common stock as listed on the Nasdaq Stock Market on the grant date. The stock options vest in three substantially equal annual installments beginning on the first anniversary of the date of grant and expire on the fifth-year anniversary of the date of grant. Mr. Bush graduated with an A.B. in Economics from Harvard University and a J.D. from the University of Texas School of Law.

Mr. Shepard, who is 40 years old, has more than 15 years of financial experience in healthcare, technology, and public accounting, with expertise in financial controllership, technical accounting, Securities and Exchange Commission reporting and policy, internal control, financial planning and analysis, treasury management, mergers and acquisitions due diligence, and integrations. Prior to his promotion, Mr. Shepard served as the Company’s Vice President, Finance and Controller, since May 2016, and as Director of Accounting from June 2015 through April 2016. Previously, he worked for ten years in assurance at BDO USA, LLP, a professional services firm which delivers assurance, tax, and financial advisory services to its clients around the globe. In anticipation of and in connection with his promotion, the Compensation Committee, on July 19, 2021, authorized an increase in Mr. Shepard’s (i) annual base salary to $275,000, (ii) short-term incentive bonus target opportunity to 40% of his adjusted base salary, and (iii) long-term equity incentive plan award target opportunity to 40% of his adjusted base salary. The Compensation Committee also then determined to make in respect of the promotion equity grants under the Company’s Plan, commensurate with his new role and responsibilities, as follows: (i) 169 RSUs, with such number determined based on the closing price of the Company’s common stock as listed on the Nasdaq Stock Market on the grant date, and (ii) an incentive stock option to acquire up to 549 shares of common stock with an exercise price equal to the closing price of the Company’s common stock as listed on the Nasdaq Stock Market on the grant date. The stock options vest in three equal annual installments beginning on the first anniversary of the date of grant and expire on the fifth-year anniversary of the date of grant. Mr. Shepard, a Certified Public Accountant, graduated with a B.S. in Accountancy from Southern Illinois University Edwardsville and a Master of Accountancy from University of Alabama, Tuscaloosa.

Under the Company’s executive severance policy, each of Messrs. Bush and Shepard will be entitled to twelve months and six months, respectively, of severance pay, at his then applicable base compensation, in the event of a termination of employment without cause, subject to each officer’s execution of a release of claims in favor of the Company. Each of Messrs. Bush and Shepard also entered into a restrictive covenants agreement that contains twelve-month post-employment non-competition and non-solicitation covenants, as well as, non-disclosure and non-disparagement covenants.

Neither of Messrs. Bush nor Shepard has any family relationships with any of the Company’s directors or executive officers, and there have been no related party transactions between the Company and either of Messrs. Bush or Shepard that are reportable under Item 404(a) of Regulation S-K.

Additional information concerning the foregoing appointments is contained in the Company’s July 20, 2021, press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Investors and other interested parties should read the press release in its entirety as it contains important information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.

Date: July 23, 2021	By:	/s/ L. Heath Sampson
	Name:	L. Heath Sampson
	Title:	Chief Financial Officer